DELAWARE POOLED TRUST

Registration No. 811-06322
FORM N-SAR
Semi-Annual Period Ended April 30, 2011

SUB-ITEM 77O:  Transactions effected pursuant to Rule 10f-3

One (1) transaction for the semi-annual period ended April 30, 2011 effected pursuant to Rule
10f-3, attached as Exhibit.

WS: MFG_Philadelphia: 849555: v1

WS: MFG_Philadelphia: 849555: v1